Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
February 25, 2010	Tony Davis 318.388.9525 tony.davis@centurylink.com

CenturyLink Reports Fourth Quarter 2009 Earnings

MONROE, La. . . . CenturyLink (CenturyTel, Inc., NYSE: CTL) announces operating results for fourth quarter 2009, which include the effect of the Embarq acquisition completed July 1, 2009.

▪	Added nearly 47,000 high-speed Internet customers, reflecting an 8% increase compared to third quarter 2009 growth of 43,500.

▪	Improved access line losses by 14% compared to third quarter 2009 and 24% compared to pro forma fourth quarter 2008.

▪	Achieved approximately $40 million in synergies from the Embarq acquisition during fourth quarter 2009 and ended 2009 with estimated annual run rate synergies of more than $190 million.

▪
Generated free cash flow (as defined in the attached financial schedules) of $333.7 million in fourth quarter 2009, excluding nonrecurring items and $28.1 million of acquisition related capital expenditures.

▪	Announced 3.6% dividend increase, from $.70 to $.725 per share quarterly rate.

Fourth Quarter Highlights (Excluding nonrecurring items reflected in the attached financial schedules) (In thousands, except per share amounts and subscriber data)	Quarter Ended 12/31/09			Quarter Ended 12/31/08		% Change
Operating Revenues Operating Cash Flow (1) Net Income (2) Diluted Earnings Per Share Average Diluted Shares Outstanding Capital Expenditures	$ $ $ $ $	1,839,424 943,592 286,688 .95 299,233 337,417	(3)	$ $ $ $ $	642,647 311,944 87,044 .87 98,920 101,813	186.2 202.5 229.4 9.2 202.5 231.4	% % % % % %
Access Lines (4) High-Speed Internet Customers		7,039,000 2,236,000			2,025,000 641,000	247.6 248.8	% %

(1)	Operating Cash Flow is a non-GAAP financial measure. A reconciliation of this item to comparable GAAP measures is included in the attached financial schedules.
(2)	All references to net income contained in this release represent net income attributable to CenturyTel, Inc.
(3)	Includes $28.1 million of capital expenditures related to the Embarq integration.
(4)	Both periods reflect line count methodology adjustments to standardize legacy CenturyTel and Embarq line counts.

“CenturyLink continued to make solid progress with the Embarq integration and the implementation of our local-focused regional operating model as access line loss improved to an 8.6% annualized rate in the second half of 2009 compared to a 9.8% pro forma annualized rate in the second half of 2008,” Glen F. Post, III, chief executive officer and president, said. “Our launch of enhanced product offerings, targeted marketing campaigns and focus on achieving synergies from the Embarq acquisition helped CenturyLink achieve solid fourth quarter financial results.”

Operating revenues, excluding nonrecurring items, for fourth quarter 2009 were $1.839 billion compared to $642.6 million in fourth quarter 2008. This increase was primarily due to $1.266 billion of revenue contribution from the Embarq acquisition completed July 1, 2009. Additionally, revenue increases primarily driven by growth in high-speed Internet customers and favorable prior period revenue settlements were more than offset by revenue declines primarily due to the impact of access line losses and lower access revenues, along with the elimination of $54.5 million of revenues associated with the discontinuance of regulatory accounting for certain regulated operating entities reflected in fourth quarter 2009.

Operating expenses, excluding nonrecurring items, were $1.252 billion compared to $459.5 million in fourth quarter 2008, primarily due to $855.8 million of operating costs associated with the Embarq acquisition which more than offset the reduction in operating expenses associated with the discontinuance of regulatory accounting reflected in fourth quarter 2009.

Operating cash flow, excluding nonrecurring items, increased 202.5% to $943.6 million from $311.9 million in fourth quarter 2008, primarily due to the Embarq acquisition. For fourth quarter 2009, CenturyLink achieved an operating cash flow margin of 51.3% versus 48.5% in fourth quarter 2008.

“We continue to see strong customer demand for broadband services, including high-speed Internet and Ethernet services, as we added nearly 47,000 high-speed Internet customers during the fourth quarter,” Post said. “Based on 2009 pro forma financials, CenturyLink generated $3.8 billion of operating cash flow for full year 2009.”

Net income, excluding nonrecurring items, was $286.7 million in fourth quarter 2009 compared to $87.0 million in fourth quarter 2008, primarily driven by the Embarq acquisition. Diluted earnings per share, excluding nonrecurring items, was $.95 for fourth quarter 2009, a 9.2% increase from the $.87 reported in fourth quarter 2008. This increase was primarily due to the higher net income as discussed above, partially offset by the 202.5% increase in average diluted shares outstanding as a result of our all-stock acquisition of Embarq.

For the year 2009, operating revenues, excluding nonrecurring items, increased 91.4% to $4.973 billion from $2.598 billion for the same period in 2008. Operating cash flow, excluding nonrecurring items, was $2.483 billion for 2009 compared to $1.258 billion in 2008. Net income, excluding nonrecurring items, was $720.9 million compared to $347.1 million in 2008. Diluted earnings per share, excluding nonrecurring items, was $3.60 compared to $3.35 in 2008.

Under generally accepted accounting principles (GAAP), net income for fourth quarter 2009 was $230.2 million compared to $100.1 million for fourth quarter 2008, and diluted earnings per share for fourth quarter 2009 was $.77 compared to $1.00 for fourth quarter 2008.

Fourth quarter 2009 net income and diluted earnings per share reflect after-tax costs of $37.8 million ($.13 per share) associated with debt extinguishments, $19.8 million ($.07 per share) related to integration costs associated with the Embarq acquisition, $5.0 million ($.02 per share) related to a litigation settlement, and $4.4 million ($.01 per share) associated with severance related costs and the accelerated recognition of share-based compensation and pension expense. These after-tax costs more than offset a $10.7 million ($.04 per share) net tax benefit related to the recognition of previously unrecognized tax benefits and an adjustment to deferred tax liabilities related to the Embarq acquisition.

Fourth quarter 2008 net income and diluted earnings per share reflect a $12.8 million tax benefit due to the recognition of previously unrecognized tax benefits and a $6.3 million after-tax benefit primarily related to the recognition of previously accrued transaction-related and other contingencies.  Such favorable items were partially offset by an after-tax charge of $1.1 million due to severance and related costs due to a workforce reduction and an after-tax charge of $5.0 million related to costs associated with the acquisition of Embarq.

Net income under GAAP for full year 2009 was $647.2 million compared to $365.7 million for full year 2008 and diluted earnings per share for full year 2009 was $3.23 compared to $3.52 for full year 2008. See the accompanying financial schedules for detail of the Company’s nonrecurring items for full year 2009 and 2008.

Dividend Increase. As noted in a separate press release issued today, CenturyLink’s Board of Directors voted to declare a quarterly cash dividend of $.725 per share, representing a 3.6% dividend increase.

“CenturyLink remains committed to maintaining a solid balance sheet and delivering long-term shareholder value. We believe this dividend increase is reflective of our continued strong free cash flow and achieves an appropriate balance of returning cash to shareholders while maintaining a solid credit profile,” said Post.

Outlook for 2010. For full year 2010, CenturyLink expects operating revenues, excluding certain unusual items, to be 5.5% to 6.5% lower than 2009 pro forma operating revenues as revenue increases associated with growth in high-speed Internet are expected to be more than offset by revenue declines associated with lower access revenues, reduced universal service funding, access line losses and other items. Giving effect to these unusual items, which approximate $135 to $145 million of revenue reductions, 2010 operating revenues are expected to decline 7.5% to 8.5% compared to pro forma 2009. We expect the additional revenue decline in 2011 associated with these unusual items to be approximately $30 million. Additionally, approximately $75 to $80 million of these unusual items is not expected to affect 2010 operating cash flow because of direct offsetting expense reductions.

Free cash flow for full year 2010 is anticipated to be $1.475 to $1.525 billion, reflecting a dividend payout ratio of 57% to 59%.  The Company currently expects 2010 capital expenditures to be between $825 and $875 million, or approximately 15% lower than 2009 pro forma capital expenditures of $1.0 billion.

For full year 2010, CenturyLink anticipates diluted earnings per share to be in the range of $3.10 to $3.20. The following items are expected to have a positive impact on 2010 diluted earnings per share:
•	expected synergies associated with the Embarq acquisition - $.39 to $.43;
•	increased revenues associated with expected growth in high-speed Internet customers - $.09 to $.11; and
•	anticipated lower depreciation and interest expense - $.10 to $.12.
The following items are expected to negatively impact 2010 diluted earnings per share:
•	lower voice-related revenues, primarily due to anticipated access line losses of 7.5% to 8.5% - ($.54) to ($.58);
•	lower access revenues primarily driven by access line losses and continued pressure on access minutes of use - ($.37) to ($.41);
•	reduced interstate universal service funding - ($.08) to ($.10); and
•	expected migration of network traffic from a wireless carrier customer - ($.06) to ($.08).
Additionally, CenturyLink expects to make a voluntary pre-tax $300 million contribution to one of its pension plans during first quarter 2010.

See the attached supplemental schedule for pro forma 2009 information.

For first quarter 2010, CenturyLink expects total revenues of $1.77 to $1.80 billion and diluted earnings per share of $.84 to $.88.

These 2010 outlook figures exclude the effects of nonrecurring items, future changes in regulation, integration expenses associated with the Embarq acquisition, any changes in operating or capital plans related thereto, and any future mergers, acquisitions, divestitures or other similar business transactions.

Integration Update. CenturyLink incurred $39 million of integration and other costs related to the Embarq acquisition during fourth quarter 2009. The Company also incurred approximately $28 million of integration-related capital expenditures during the fourth quarter.

CenturyLink achieved approximately $40 million in operating cost synergies during fourth quarter 2009 and expects to realize additional incremental operating cost synergies of approximately $10 million in first quarter 2010 and approximately $200 million in incremental synergies for full year 2010 compared to the level of synergies recognized in 2009.

Reconciliation to GAAP. This release includes certain non-GAAP financial measures, including but not limited to operating cash flow, free cash flow, adjustments to GAAP measures to exclude the effect of nonrecurring items and certain pro forma combined operating results. In addition to providing key metrics for management to evaluate the Company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP financial measures that may be discussed during the earnings call described below will be available in the Investor Relations portion of the Company’s Web site at www.centurylink.com. Investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP.

Investor Call. As previously announced, CenturyLink’s management will host a conference call at 10:30 a.m. Central Time today. Interested parties can access the call by dialing 866.219.5894. The call will be accessible for replay through March 3, 2010, by calling 888.266.2081 and entering the conference ID number 1427251. Investors can also listen to CenturyLink’s earnings conference call and replay by accessing the Investor Relations portion of the Company’s Web site at www.centurylink.com through March 17, 2010.

Certain non-historical statements made in this release and future oral or written statements or press releases by us or our management are intended to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control.  Actual results or performance by CenturyLink may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect.  Factors that could impact actual results of CenturyLink include but are not limited to:  the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change; the effects of ongoing changes in the regulation of the communications industry (including those arising out of the Federal Communication Commission’s proposed rules regarding inter-carrier compensation and the Universal Service Fund,  and the Federal Communications Commission’s National Broadband Plan scheduled to be released in first quarter 2010, each as described in our recent SEC reports); our ability to effectively adjust to changes in the communications industry; changes in our allocation of the Embarq purchase price after the date hereof; our ability to successfully integrate Embarq into our operations, including the possibility that the anticipated benefits from the Embarq merger cannot be fully realized in a timely manner or at all, or that integrating Embarq’s operations into ours will be more difficult, disruptive or costly than anticipated; our ability to effectively manage our expansion opportunities, including retaining and  hiring key personnel; possible changes in the demand for, or pricing of, our products and services; our ability to successfully introduce new product or service offerings on a timely and cost-effective basis; our continued access to credit markets on favorable terms; our ability to collect our receivables from financially troubled communications companies; our ability to pay a $2.90 per common share dividend annually, which may be affected by changes in our cash requirements, capital spending plans, cash flows or financial position; unanticipated increases in our capital expenditures; our ability to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; the effects of adverse weather; other risks referenced from time to time in our filings with the SEC; and the effects of more general factors such as changes in interest rates, in tax rates, in accounting policies or practices, in operating, medical or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy. These and other uncertainties related to the business and our plans are described in greater detail in Item 1A to our Form 10-K for the year ended December 31, 2008, as updated and supplemented by our subsequent SEC reports.  You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements.  You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to update any of our forward-looking statements for any reason, whether as a result of new information, future events or otherwise.

CenturyLink is a leading provider of high-quality voice, broadband and video services over its advanced communications networks to consumers and businesses in 33 states. CenturyLink, headquartered in Monroe, La., is an S&P 500 Company and expects to be listed in the Fortune 500 list of America’s largest corporations. For more information on CenturyLink, visit www.centurylink.com.

CenturyTel, Inc.
CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS ENDED DECEMBER 31, 2009 AND 2008
(UNAUDITED)

	Three months ended December 31, 2009				Three months ended December 31, 2008
				As adjusted				As adjusted		Increase
		Less		excluding		Less		excluding		(decrease)
		non-		non-		non-		non-	Increase	excluding
	As	recurring		recurring	As	recurring		recurring	(decrease)	nonrecurring
In thousands, except per share amounts	reported	items		items	reported	items		items	as reported	items

OPERATING REVENUES
Voice	$692,422	(8,236)	(1)	700,658	215,407			215,407	221.4%	225.3%
Network access	436,346			436,346	198,396	307	(6)	198,089	119.9%	120.3%
Data	459,211	(2,128)	(1)	461,339	133,731			133,731	243.4%	245.0%
Fiber transport and CLEC	45,593			45,593	41,245			41,245	10.5%	10.5%
Other	195,488			195,488	54,175			54,175	260.8%	260.8%
	1,829,060	(10,364)		1,839,424	642,954	307		642,647	184.5%	186.2%

OPERATING EXPENSES
Cost of services and products	596,859	(6,882)	(2)	603,741	235,792	1,483	(6)	234,309	153.1%	157.7%
Selling, general and administrative	335,479	43,388	(2)	292,091	101,924	5,530	(7)	96,394	229.1%	203.0%
Depreciation and amortization	356,384			356,384	128,796			128,796	176.7%	176.7%
	1,288,722	36,506		1,252,216	466,512	7,013		459,499	176.2%	172.5%

OPERATING INCOME	540,338	(46,870)		587,208	176,442	(6,706)		183,148	206.2%	220.6%

OTHER INCOME (EXPENSE)
Interest expense	(133,023)	11,119	(3)	(144,142)	(53,446)			(53,446)	148.9%	169.7%
Other income (expense)	(63,354)	(71,968)	(3)	8,614	15,816	10,000	(8)	5,816	(500.6%)	48.1%
Income tax expense	(116,084)	48,467	(4)	(164,551)	(38,441)	9,734	(9)	(48,175)	202.0%	241.6%

INCOME BEFORE NONCONTROLLING
INTERESTS AND EXTRAORDINARY ITEM	227,877	(59,252)		287,129	100,371	13,028		87,343	127.0%	228.7%
Noncontrolling interests	(441)			(441)	(299)			(299)	47.5%	47.5%
NET INCOME BEFORE EXTRAORDINARY ITEM	227,436	(59,252)		286,688	100,072	13,028		87,044	127.3%	229.4%

Extraordinary item	2,744	2,744	(5)	-	-			-	-	-
NET INCOME ATTRIBUTABLE TO CENTURYTEL, INC.	$230,180	(56,508)		286,688	100,072	13,028		87,044	130.0%	229.4%

BASIC EARNINGS PER SHARE
Income before extraordinary item	$0.76	(0.20)		0.96	1.00	0.13		0.87	(24.0%)	10.3%
Extraordinary item	$0.01	0.01		-	-	-		-	-	-
Basic earnings per share	$0.77	(0.19)		0.96	1.00	0.13		0.87	(23.0%)	10.3%

DILUTED EARNINGS PER SHARE
Income before extraordinary item	$0.76	(0.20)		0.95	1.00	0.13		0.87	(24.0%)	9.2%
Extraordinary item	$0.01	0.01		-	-	-		-	-	-
Diluted earnings per share	$0.77	(0.19)		0.95	1.00	0.13		0.87	(23.0%)	9.2%

AVERAGE SHARES OUTSTANDING
Basic	298,580			298,580	98,883			98,883	202.0%	202.0%
Diluted	299,233			299,233	98,920			98,920	202.5%	202.5%

DIVIDENDS PER COMMON SHARE	$0.70			0.70	0.70			0.70	-	-

NONRECURRING ITEMS
(1) -
Pursuant to business combination accounting rules, certain deferred revenues and costs we assumed in our Embarq acquisition were assigned no fair value and have been eliminated from the balance sheet.  The above adjustment represents the revenues (and an equivalent amount of costs) that were eliminated in our fourth quarter results that are attributable to the third quarter of 2009.

(2) -
Includes integration costs associated with our acquistion of Embarq ($31.9 million); costs associated with a legal settlement ($8.0 million); accelerated recognition of share-based compensation and pension expense ($5.5 million) and severance and related costs due to workforce reductions ($1.5 million).  Such increases were partially offset by the $10.4 million of costs eliminated in our fourth quarter results that were attibutable to the third quarter of 2009 (as described in (1) above).

(3) -	Impact of debt extinguishments.
(4) -
Income tax effect of Items (1) through (3).  Also includes a $15.7 million benefit due to the recognition of previously unrecognized tax benefits and other tax adjustments and a $5.0 million charge related to an adjustment to existing legacy CenturyTel deferred income tax liabilities due to apportionment factor changes as a result of the Embarq acquisition.

(5) -	Adjust tax effect of extraordinary gain recognized in third quarter 2009 related to the discontinuance of regulatory accounting.
(6) -	Severance and related costs due to workforce reduction, including revenue impact.
(7) -	Includes costs associated with the pending acquisition of Embarq ($5.0 million) and severance and related costs due to workforce reduction ($.5 million).
(8) -	Recognition of previously accrued transaction related and other contingencies.
(9) -	Includes $12.8 million benefit due to the recognition of previously unrecognized tax benefits, plus the aggregate tax effect of Items (6) through (8).

CenturyTel, Inc.
CONSOLIDATED STATEMENTS OF INCOME
TWELVE MONTHS ENDED DECEMBER 31, 2009 AND 2008
(UNAUDITED)

	Twelve months ended December 31, 2009				Twelve months ended December 31, 2008
				As adjusted				As adjusted		Increase
		Less		excluding		Less		excluding		(decrease)
		non-		non-		non-		non-	Increase	excluding
	As	recurring		recurring	As	recurring		recurring	(decrease)	nonrecurring
In thousands, except per share amounts	reported	items		items	reported	items		items	as reported	items

OPERATING REVENUES
Voice	$1,827,063			1,827,063	874,041			874,041	109.0%	109.0%
Network access	1,269,322	1,028	(1)	1,268,294	820,383	1,319	(7)	819,064	54.7%	54.8%
Data	1,202,284			1,202,284	524,194	21	(7)	524,173	129.4%	129.4%
Fiber transport and CLEC	172,541			172,541	162,050			162,050	6.5%	6.5%
Other	503,029			503,029	219,079			219,079	129.6%	129.6%
	4,974,239	1,028		4,973,211	2,599,747	1,340		2,598,407	91.3%	91.4%

OPERATING EXPENSES
Cost of services and products	1,752,087	5,704	(2)	1,746,383	955,473	1,483	(8)	953,990	83.4%	83.1%
Selling, general and administrative	1,014,341	270,030	(2)	744,311	399,136	13,185	(9)	385,951	154.1%	92.9%
Depreciation and amortization	974,710			974,710	523,786			523,786	86.1%	86.1%
	3,741,138	275,734		3,465,404	1,878,395	14,668		1,863,727	99.2%	85.9%

OPERATING INCOME	1,233,101	(274,706)		1,507,807	721,352	(13,328)		734,680	70.9%	105.2%

OTHER INCOME (EXPENSE)
Interest expense	(370,414)	15,719	(3)	(386,133)	(202,217)			(202,217)	83.2%	90.9%
Other income (expense)	(48,175)	(78,368)	(4)	30,193	42,252	22,713	(10)	19,539	(214.0%)	54.5%
Income tax expense	(301,881)	127,673	(5)	(429,554)	(194,357)	9,210	(11)	(203,567)	55.3%	111.0%

INCOME BEFORE NONCONTROLLING
INTERESTS AND EXTRAORDINARY ITEM	512,631	(209,682)		722,313	367,030	18,595		348,435	39.7%	107.3%
Noncontrolling interests	(1,377)			(1,377)	(1,298)			(1,298)	6.1%	6.1%
NET INCOME BEFORE EXTRAORDINARY ITEM	511,254	(209,682)		720,936	365,732	18,595		347,137	39.8%	107.7%
Extraordinary items, net of income tax expense and
noncontrolling interests	135,957	135,957	(6)	-	-			-	-	-
NET INCOME ATTRIBUTABLE TO CENTURYTEL, INC.	$647,211	(73,725)		720,936	365,732	18,595		347,137	77.0%	107.7%

BASIC EARNINGS PER SHARE
Income before extraordinary item	$2.55	(1.05)		3.60	3.53	0.18		3.35	(27.8%)	7.5%
Extraordinary item	$0.68	0.68		-	-	-		-	-	-
Basic earnings per share	$3.23	(0.37)		3.60	3.53	0.18		3.35	(8.5%)	7.5%

DILUTED EARNINGS PER SHARE
Income before extraordinary item	$2.55	(1.05)		3.60	3.52	0.18		3.35	(27.6%)	7.5%
Extraordinary item	$0.68	0.68		-	-	-		-	-	-
Diluted earnings per share	$3.23	(0.37)		3.60	3.52	0.18		3.35	(8.2%)	7.5%

AVERAGE SHARES OUTSTANDING
Basic	198,813			198,813	102,268			102,268	94.4%	94.4%
Diluted	199,057			199,057	102,560			102,560	94.1%	94.1%

DIVIDENDS PER COMMON SHARE	$2.80			2.80	2.1675			2.1675	29.2%	29.2%

NONRECURRING ITEMS
(1) -	Revenue impact of settlement loss related to Supplemental Executive Retirement Plan.
(2) -
Includes the following costs associated with our acquisition of Embarq: (i) integration and transaction costs ($133.5 million); (ii) severance, retention and contractual early retirement benefits related to workforce reductions ($98.9 million); (iii)  accelerated recognition of share-based compensation expense ($21.3 million) and (iv) settlement expense related to a supplemental executive retirement plan ($10.1 million).  Also includes (i) curtailment expense related to a supplemental executive retirement plan ($7.7 million); (ii) costs associated with legal settlements ($11.1 million) and (iii) a $6.9 million expense reduction from the favorable resolution of certain transaction tax audit issues.

(3) -	Includes impact of debt extinguishments ($11.1 million) and favorable resolution of transaction tax audit issues ($4.6 million).
(4) -
Includes impact of debt extinguishments ($72.0 million), costs associated with terminating our $800 million bridge credit facility related to the Embarq acquisition ($8.0 million), net of favorable resolution of transaction tax audit issues ($1.6 million).

(5) -
Income tax effect of Items (1) through (4).  Also includes a $15.7 million benefit due to the recognition of previously unrecognized tax benefits and other tax adjustments; a $5.8 million income tax benefit caused by a reduction to our deferred tax valuation allowance; net of $6.7 million income tax expense due to the nondeductible portion of settlement payments related to a supplemental pension plan and $5.0 million of additional tax expense to adjust legacy CenturyTel's existing deferred income tax liabilities due to apportionment factor changes as a result of the Embarq acquisition.

(6) -	Extraordinary gain upon the discontinuance of regulatory accounting, net of income tax expense and noncontrolling interests.
(7) -	Revenue impact of curtailment loss related to Supplemental Executive Retirement Plan ($1.0 million) and revenue impact of severance and related costs due to workforce reductions ($.3 million).
(8) -	Severance and related costs due to workforce reductions.
(9) -
Includes curtailment loss related to Supplemental Executive Retirement Plan ($7.7 million), costs associated with pending acquisition of Embarq ($5.0 million) and severance and related costs due to workforce reductions ($.5 million).

(10) -
Includes recognition of previously accrued transaction related and other contingencies ($10 million); gain on the sales of non-core assets ($7.3 million); gain upon liquidation of Supplemental Executive Retirement Plan trust assets ($4.5 million) and interest income recorded upon the resolution of certain income tax audit issues  ($.9 million).

(11) -
Includes $12.8 million benefit due to the recognition of previously unrecognized tax benefits and $1.8 million income tax benefit recorded upon the resolution of certain income tax audit issues; net of $5.3 million net income tax expense related to Items (7) through (10).

CenturyTel, Inc.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2009 AND DECEMBER 31, 2008
(UNAUDITED)

	December 31,	December 31,
	2009	2008
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$161,807	243,327
Other current assets	878,465	312,080
Total current assets	1,040,272	555,407

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	15,556,763	8,868,451
Accumulated depreciation	(6,459,624)	(5,972,559)
Net property, plant and equipment	9,097,139	2,895,892

GOODWILL AND OTHER ASSETS
Goodwill	10,251,758	4,015,674
Other	2,090,241	787,222
Total goodwill and other assets	12,341,999	4,802,896

TOTAL ASSETS	$22,479,410	8,254,195

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$500,065	20,407
Other current liabilities	1,238,711	437,983
Total current liabilities	1,738,776	458,390

LONG-TERM DEBT	7,253,653	3,294,119
DEFERRED CREDITS AND OTHER LIABILITIES	4,020,182	1,333,878
STOCKHOLDERS' EQUITY	9,466,799	3,167,808

TOTAL LIABILITIES AND EQUITY	$22,479,410	8,254,195

CenturyTel, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three months ended December 31, 2009					Three months ended December 31, 2008
				As adjusted					As adjusted
		Less		excluding			Less		excluding
		non-		non-			non-		non-
In thousands	As	recurring		recurring		As	recurring		recurring
	reported	items		items		reported	items		items
Operating cash flow and cash flow margin
Operating income	$540,338	(46,870	) (1)	587,208		176,442	(6,706	) (4)	183,148
Add: Depreciation and amortization	356,384	-		356,384		128,796	-		128,796
Operating cash flow	$896,722	(46,870)		943,592		305,238	(6,706)		311,944

Revenues	$1,829,060	(10,364	) (2)	1,839,424		642,954	307	(5)	642,647

Operating income margin (operating income divided by revenues)	29.5%			31.9%		27.4%			28.5%

Operating cash flow margin (operating cash flow divided by revenues)	49.0%			51.3%		47.5%			48.5%

Free cash flow (prior to debt service requirements and dividends)
Net income before extraordinary item	$227,436	(59,252	) (3)	286,688		100,072	13,028	(6)	87,044
Add: Depreciation and amortization	356,384	-		356,384		128,796	-		128,796
Less: Capital expenditures	(337,417)	-		(337,417	) (7)	(101,813)	-		(101,813)
Free cash flow	$246,403	(59,252)		305,655		127,055	13,028		114,027

Free cash flow	$246,403					127,055
Gain on asset dispositions	-					-
Deferred income taxes	115,713					43,561
Changes in current assets and current liabilities	(173,223)					(20,636)
(Increase) decrease in other noncurrent assets	(1,800)					3,636
Increase (decrease) in other noncurrent liabilities	54,143					(23,583)
Retirement benefits	18,186					(47,412)
Excess tax benefits from share-based compensation	(3,089)					(336)
Other, net	18,205					1,969
Add: Capital expenditures	337,417					101,813
Net cash provided by operating activities	$611,955					186,067

NONRECURRING ITEMS
(1) -
Includes integration costs associated with our acquistion of Embarq ($31.9 million); costs associated with a legal settlement ($8.0 million); accelerated recognition of share-based compensation and pension expense ($5.5 million); and severance and related costs due to workforce reduction ($1.5 million).

(2) -	Revenues eliminated in fourth quarter 2009 attributable to the third quarter of 2009 pursuant to business combination accounting rules related to deferred revenues.
(3) -
Includes the unfavorable after-tax impact of items (1) and (2) ($29.2 million) and the after-tax charge associated with debt extinguishments ($37.9 million).  Also includes a net income tax benefit of $7.8 million due to the recognition of previously unrecognized tax benefits and an adjustment to existing deferred income tax liabilities due to apportionment factors changes as a result of the Embarq acquisition and other tax-related adjustments.

(4) -	Includes costs associated with the pending acquisition of Embarq ($5.0 million) and severance and related costs due to workforce reduction, including revenue impact ($1.7 million).
(5) -	Revenue effect of severance and related costs due to workforce reduction.
(6) -
Includes $12.8 million income tax benefit due to the recognition of previously unrecognized tax benefits and $6.3 million after-tax benefit related to the recognition of previously accrued transaction related and other contingencies, net of the after-tax effects of costs associated with the pending acquisition of Embarq ($5.0 million) and severance and related costs due to workforce reductions, including revenue impact ($1.1 million).

(7) -	Includes $28.1 million of capital expenditures related to the integration of Embarq. Excluding these costs, free cash flow was $333.7 million for the three months ended December 31, 2009.

CenturyTel, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Twelve months ended December 31, 2009					Twelve months ended December 31, 2008
				As adjusted					As adjusted
		Less		excluding			Less		excluding
		non-		non-			non-		non-
In thousands	As	recurring		recurring		As	recurring		recurring
	reported	items		items		reported	items		items
Operating cash flow and cash flow margin
Operating income	$1,233,101	(274,706	) (1)	1,507,807		721,352	(13,328	) (4)	734,680
Add: Depreciation and amortization	974,710	-		974,710		523,786	-		523,786
Operating cash flow	$2,207,811	(274,706)		2,482,517		1,245,138	(13,328)		1,258,466

Revenues	$4,974,239	1,028	(2)	4,973,211		2,599,747	1,340	(5)	2,598,407

Operating income margin (operating income divided by revenues)	24.8%			30.3%		27.7%			28.3%

Operating cash flow margin (operating cash flow divided by revenues)	44.4%			49.9%		47.9%			48.4%

Free cash flow (prior to debt service requirements and dividends)
Net income before extraordinary item	$511,254	(209,682	) (3)	720,936		365,732	18,595	(6)	347,137
Add: Depreciation and amortization	974,710	-		974,710		523,786	-		523,786
Less: Capital expenditures	(754,544)	-		(754,544	) (7)	(286,817)	-		(286,817)
	$731,420	(209,682)		941,102		602,701	18,595		584,106

Free cash flow	$731,420					602,701
Gain on asset dispositions	-					(12,452)
Deferred income taxes	153,950					67,518
Changes in current assets and current liabilities	(84,680)					(74,325)
(Increase) decrease in other noncurrent assets	(2,347)					9,744
Increase (decrease) in other noncurrent liabilities	41,649					(27,561)
Retirement benefits	(82,114)					(26,066)
Excess tax benefits from share-based compensation	(4,194)					(1,123)
Other, net	65,487					28,047
Add: Capital expenditures	754,544					286,817
Net cash provided by operating activities	$1,573,715					853,300

NONRECURRING ITEMS
(1) -
Includes the following costs associated with our acquisition of Embarq: (i) integration and transaction costs ($133.5 million); (ii) severance, retention and contractual early retirement benefits related to workforce reductions ($98.9 million); (iii)  accelerated recognition of share-based compensation expense ($21.3 million) and (iv) settlement expense related to a supplemental pension plan ($10.1 million).  Also includes (i) curtailment expense, net of revenue impact, related to a supplemental pension plan ($6.7 million); (ii) costs associated with a legal settlement ($11.1 million) and (iii) a $6.9 million expense reduction from the favorable resolution of certain transaction tax audit issues.

(2) -	Revenue impact of curtailment loss related to Supplemental Executive Retirement Plan.
(3) -
Includes (i) the unfavorable after-tax impact of Items (1) and (2) ($178.3 million); (ii) the after-tax charge associated with debt extinguishement ($38.3 million); (iii) the after-tax charge associated with our $800 million bridge credit facility ($5.0 million); and (iv) $6.6 million income tax expense due to the nondeductible portion of settlement payments related to a supplemental pension plan.  Such items were partially offset by (i) a net $10.7 million tax benefit related to the recognition of previously unrecognized tax benefits and the adjustment to our existing deferred income tax liabilities due to apportionment factor changes as a result of the Embarq acquisition; (ii) a $5.8 million reduction to our deferred tax asset valuation allowance; and (iii) the after-tax favorable resolution of transaction tax audit issues ($2.1 million).

(4) -
Includes curtailment loss related to Supplemental Executive Retirement Plan, including revenue impact ($6.6 million), costs associated with the pending acquisition of Embarq ($5.0 million) and severance and related costs due to workforce reductions, including revenue impact ($1.7 million).

(5) -	Includes revenue impact of curtailment loss related to Supplemental Executive Retirement Plan ($1.0 million) and revenue impact of severance and related costs due to workforce reduction ($.3 million).
(6) -
Includes (i) $12.8 million income tax benefit due to the recognition of previously unrecognized tax benefits, (ii) $6.3 million after-tax benefit related to the recognition of previously accrued transaction related and other contingencies, (iii) after-tax impact of gain upon liquidation of the Supplemental Executive Retirement Plan trust assets ($2.8 million), (iv) after-tax impact of gain on sales of non-core assets ($4.6 million) and (v) net benefit due to the resolution of certain income tax audit issues ($2.3 million). Such favorable adjustments were partially offset by the (i) after-tax impact of curtailment loss related to Supplemental Executive Retirement Plan, including revenue impact ($4.1 million), (ii) after-tax impact of costs associated with the pending acquisition of Embarq ($5.0 million) and (iii) after-tax impact of severance and related costs due to workforce reductions ($1.1 million).

(7) -	Includes $75.1 million of capital expenditures related to the integration of Embarq. Excluding these costs, free cash flow was $1.016 billion for the year ended December 31, 2009.

CENTURYLINK
SUPPLEMENTAL SCHEDULE (1)
(UNAUDITED)

		Pro forma*		Pro forma*
	Three months	Three months		Twelve months
	ended	ended	Increase	ended
	December 31, 2009	December 31, 2008	(decrease)	December 31, 2009
	(Dollars in thousands)			(Dollars in thousands)

OPERATING REVENUES (2)	$1,839,424	1,976,474	(6.9%)	7,530,211

OPERATING EXPENSES
Cash expenses (3)	895,832	987,694	(9.3%)	3,729,694
Depreciation and amortization	356,384	381,617	(6.6%)	1,462,710
	1,252,216	1,369,311	(8.6%)	5,192,404

OPERATING INCOME	587,208	607,163	(3.3%)	2,337,807

OTHER INCOME (EXPENSE)
Interest expense	(144,142)	(151,644)	(4.9%)	(572,133)
Other income (expense)	8,614	6,366	35.3%	30,193
Income tax expense	(164,551)	(178,367)	(7.7%)	(669,554)
Noncontrolling interests	(441)	(299)	47.5%	(1,377)

INCOME FROM CONTINUING OPERATIONS	$286,688	283,219	1.2%	1,124,936

Operating cash flow (operating income plus depreciation)	$943,592	988,780	(4.6%)	3,800,517
Free cash flow (income from continuing operations plus depreciation
minus capital expenditures)	$305,655	414,023	(26.2%)	1,585,102
Operating cash flow margin (operating cash flow divided by revenues)	51.3%	50.0%		50.5%
Operating income margin (operating income divided by revenues)	31.9%	30.7%		31.0%

CAPITAL EXPENDITURES (including merger related integration capital)	$337,417	250,813	34.5%	1,002,544

SUBSCRIBER DATA (as of December 31, 2009 and December 31, 2008)
Access lines	7,039,000	7,714,000	(8.8%)	7,039,000
High-speed Internet lines	2,236,000	2,053,000	8.9%	2,236,000

(1) Except as noted, excludes merger integration and transaction costs and certain other non-recurring items as further described in the other attached financial schedules.
(2) Decline in operating revenues driven primarily by access line losses, declining access minutes of use and exiting the wireless reseller business.
(3) Decrease in cash expenses driven primarily by lower salaries and benefits due to headcount reductions and exiting the wireless reseller business.

*	The pro forma information for the three months ended December 31, 2008 and the twelve months ended December 31, 2009 does not reflect
	information prepared in accordance with generally accepted accounting principles. Such information:
	a) reflects the results of operations of CenturyTel and Embarq assuming the respective results of operations had been combined on January 1, 2008
	b) reflects a pro forma adjustment to eliminate revenues and expenses of $52 million for the fourth quarter of 2008 and $114 million for the year ended December 31, 2009
	as if the discontinuance of regulatory accounting implemented on July 1, 2009 had occurred in prior periods;
	c) other than as noted in (b) above, does not reflect any pro forma adjustments and has not been prepared in accordance with the rules and regulations of the
Securities and Exchange Commission; and
d) excludes certain non-recurring items.

	For additional pro forma financial information relating to the Embarq merger, please see our Current Report on Form 8-K/A filed
	with the Securities and Exchange Commission on August 5, 2009. The above pro forma information is for illustrative purposes
	only and is not necessarily indicative of the combined operating results that would have occurred if the Embarq merger had been
	consummated as of January 1, 2008. Management believes the presentation of this information will assist users in their understanding of period-to-period operating performance.